BIOLASE REPORTS 2016 FIRST QUARTER RESULTS

IRVINE, CA (May 9, 2016) — BIOLASE, Inc. (NASDAQ:BIOL), the global leader in dental lasers, today reported its financial results for the first quarter ended March 31, 2016.

Selected First Quarter 2016 Highlights with Comparisons to First Quarter Include:

Worldwide revenue of $11.0 million increased $0.2 million, or 1.4%, with a 7.9% increase in U.S. sales, offset by a 6.4% decrease internationally.

•	WaterLase® revenue increased 11.3% in the U.S., decreased by 7.5% internationally.

•	Quarterly average selling price of flagship WaterLase® iPlus continued to increase.

•	Worldwide imaging revenue of $0.7 million increased $0.4 million, or 102.9%.

Operating loss narrowed more than 28.0%, excluding effect of a favorable one-time 2015 legal settlement.

•	Gross margin of 33.1%, up 350 basis points due to increased pricing and geographic sales mix.

•	Operating expenses decreased 13.5% adjusted for one-time legal settlement in 2015.

Cash used in operations of $4.8 million, down 35.5%.

President and CEO Harold Flynn, Jr., stated, “Considering having come out of a very strong fourth quarter, a year-over-year headwind given that the first quarter of 2016 is without the international sales impact of the biennial International Dental Show in Europe, and the first quarter being seasonally lower for BIOLASE and dental capital sales generally, our modest single digit growth is understandable, but not a cause for celebration. We had growth in the U.S. offset by declines internationally. I am encouraged by our continued improvement in our WaterLase business in the U.S. including continued gains in pricing helping to expand our margins. We need to continue to improve our commercial execution globally and achieve double digit sales growth year-over-year on a consistent basis, and we have a solid plan to do so.

“We clearly made good progress on narrowing our operating losses and reducing our cash burn rate by 35.1% year-over-year, especially when excluding the favorable impact of the legal settlement during the first quarter of 2015,” Flynn added. “We managed to significantly lower spending, while maintaining key investments in our future as we continued to make good progress on new product development with expected launches within the next several quarters.”

Flynn noted that BIOLASE also made two important additions to its executive leadership team just after the end of the first quarter. Michael Roux was appointed our Vice President of Marketing, and Matthew Wilson was appointed its Vice President of Human Resources. “Michael and Matt are already making meaningful contributions, and I expect them both to have significant positive impacts on BIOLASE’s culture and performance for years to come,” Flynn said.

First Quarter Results
Net Revenue. Net revenue for the first quarter of 2016 was $11.0 million, as compared to net revenues of $10.9 million for the first quarter of 2015. The year-over-year increase of 1.4% was driven by an increase in U.S. WaterLase sales and increases in domestic sales of imaging systems and services, partially offset by slower international laser sales and domestic consumable sales.

Gross Profit. Gross margin typically fluctuates with product and regional mix, selling prices, product costs and revenue levels. Gross margin for the first quarter of 2016 was 33.1%, as compared to 29.6% in the first quarter 2015. The 350 basis points increase reflected a larger mix of domestic sales, which typically have higher product margins due to higher pricing.

Operating Expenses. Total operating expenses in the first quarter of 2016 were $8.0 million, as compared to $8.5 million in the first quarter of 2015. The year-over-year decrease was primarily driven by a $750 thousand decrease in Sales and Marketing and General and Administrative payroll and consulting related expenses, a $275 thousand decrease in patent and legal expenses, and a $268 thousand decrease in media, advertising, and printing expenses, partially offset by a $731 thousand increase in legal settlement realized in the first quarter 2015, which resulted in a credit to operating expenses associated with the recovery of prior legal expenses.

Net Loss. Net loss for the first quarter of 2016 was $4.3 million, or a $0.07 loss per share, as compared to a net loss of $5.4 million, or a $0.09 loss per share, for the first quarter of 2015. The decrease in net loss is attributed to overall business improvements including a $155 thousand increase in net revenue, a $279 thousand reduction in cost of revenue, and a $512 thousand decrease in operating expenses.

After adding back the first quarter’s net interest income of $17 thousand, removing the income tax provision of $40 thousand, non-cash depreciation and amortization expenses of $212 thousand and non-cash stock-based compensation of $834 thousand, the non-GAAP net loss for the first quarter of 2016 totaled $3.2 million, or a loss of $0.06 per share, compared with a non-GAAP net loss of $4.5 million, or a loss of $0.08 per share, during the first quarter of 2015.

Chief Financial Officer David Dreyer added, “while BIOLASE still has a ways to go in terms of returning to growth and profitability, the first quarter’s results confirm that BIOLASE still offers the best quality laser systems available on the dental market. Our recent efforts re-prioritizing our attention on providing customer service, technical support, training and education, and of course ensuring quality in all of our products are all putting BIOLASE back on course as the leader of the world wide dental laser marketplace.”

Liquidity and Capital Resources
As of March 31, 2016, BIOLASE had approximately $16.6 million in working capital. Cash and restricted cash equivalents at the end of the first quarter 2016 were $6.8 million, as compared to $11.9 million on December 31, 2015. Net accounts receivable totaled $10.1 million at March 31, 2016, as compared to $8.9 million at December 31, 2015.

Chief Financial Officer David Dreyer commented, “Preserving our cash continues to be a top priority for management, and while the first quarter’s cash usage was as expected given our Sales, we have been aware that we need to supplement our available cash resources to continue making our forward progress both commercially as well as with our new product development. We are in discussions with several private equity firms regarding debt financing which would supplement our cash position as we ramp up commercially, develop and launch new products, and progress towards cash flow neutrality.”

Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and year ended March 31, 2016, and to answer questions. To listen to the conference call live via telephone, dial 1-877-407-4019 from the U.S. or, for international callers, dial 1-201-689-8337, approximately 10 minutes before the start time. To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE, Inc.
BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including digital x-rays and CAD/CAM scanners. BIOLASE’s products are focused on technologies that advance the practice of dentistry to both the dentist and their patients. The Company’s proprietary laser products incorporate approximately 250 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold approximately 31,200 laser systems to date in over 90 countries around the world. Laser products under development address the Company’s core dental market and other adjacent medical and consumer markets.

For updates and information on WaterLase® iPlus™ and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, LinkedIn at www.linkedin.com/company/biolase, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase® are registered trademarks of BIOLASE, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations regarding future benefits of cost-saving measures and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual and quarterly reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained in this press release.

Cautionary Statement regarding Forward-Looking Statements
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning BIOLASE’s strategic initiatives, anticipated financial performance and product launches.

For further information, please contact:

BIOLASE, Inc.	DresnerAllenCaron
David Dreyer Chief Financial Officer	Rene Caron (Investors) 949-474-4300

ddreyer@biolase.com rcaron@dresnerallencaron.com

888-424-6527	Len Hall (Media) 949-474-4300 lhall@dresnerallencaron.com

(Financial Tables Follow)

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31
	2016		2015

Products and services revenue	$	10,979	$10,751
License fees and royalty revenue		31	104

Net revenue		11,010	10,855
Cost of revenue		7,366	7,645
Gross profit		3,644	3,210

Operating expenses:
Sales and marketing		3,804	4,754
General and administrative		2,267	2,587
Engineering and development		1,886	1,803
Excise tax		—	56
Patent infringement legal settlement		—	(731)

Total operating expenses		7,957	8,469

Loss from operations		(4,313)	(5,259)

Gain (loss) on foreign currency transactions		71	(130)
Interest income (expense), net		17	—
Non-operating loss, net		88	(130)

Loss before income tax provision		(4,225)	(5,389)
Income tax provision		40	47
Net loss	$	(4,265)	$(5,436)

Net loss per share:
Basic	$	(0.07)	$(0.09)

Diluted	$	(0.07)	$(0.09)

Shares used in the calculation of net loss per share:
Basic		58,228	58,145

Diluted		58,228	58,145

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

		March 31			December 31
			-	-
		2016			2015
	-		-	-
		unaudited			audited
ASSETS
Current assets:
Cash and cash equivalents	$	6,627			$11,699
Restricted cash equivalent		200			200
Accounts receivable, less allowance of $1,686 in 2016 and $1,765 in 2015		10,106			8,948
Inventory, net		12,567			12,566
Prepaid expenses and other current assets		1,609			1,387

Total current assets		31,109			34,800
Property, plant and equipment, net		3,791			3,727
Intangible assets, net		37			51
Goodwill		2,926			2,926
Other assets		556			747
Total assets	$	38,419		$	42,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$	6,971			$5,960
Accrued liabilities		4,529			5,906
Customer deposits		131			85
Deferred revenue, current portion		2,915			3,155
Total current liabilities		14,546			15,106

Deferred income taxes, net		753			738
Deferred revenue, long-term		112			142
Capital lease obligation, long-term		117			159
Warranty accrual, long-term		973			843
Other liabilities, long-term		325			338

Total liabilities		16,826			17,326

Stockholders’ equity:
Preferred stock, par value $0.001		—			—
Common stock, par value $0.001		58			58
Additional paid-in capital		189,456			188,622
Accumulated other comprehensive loss		(702)			(801)
Accumulated deficit		(167,219)			(162,954)

Total stockholders’ equity		21,593			24,925

Total liabilities and stockholders’ equity	$	38,419		$	42,251

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Three Months Ended
	March 31
		2016			2015
Cash Flows from Operating Activities:
Net loss	$	(4,265)			$(5,436)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization		212			158
Provision (recovery) for bad debts, net		(15)			53
Stock-based compensation		834			700
Deferred income taxes		15			15
Earned interest income, net		(16)			—
Changes in operating assets and liabilities:
Restricted cash			—		(200)
Accounts receivable		(1,126)			(860)
Inventory		(1)			(664)
Prepaid expenses and other current assets		(31)			(677)
Customer deposits		46			64
Accounts payable and accrued liabilities		(155)			(1,090)
Deferred revenue		(270)			535
Net cash and cash equivalents used in operating activities		(4,772)			(7,402)

Cash Flows from Investing Activities:
Purchases of property, plant, and equipment		(343)			(228)
Net cash and cash equivalents used in investing activities		(343)			(228)

Cash Flows from Financing Activities:
Principal payments under capital lease obligation		(43)			—
Deposit on capital lease			—		(42)
Proceeds from exercise of stock options and warrants			—		44

Net cash and cash equivalents provided by financing activities		(43)			2

Effect of exchange rate changes		86			(193)

Decrease in cash and cash equivalents		(5,072)			(7,821)
Cash and cash equivalents, beginning of period		11,699			31,560
Cash and cash equivalents, end of period	$	6,627		$	23,739

Supplemental cash flow disclosure — Cash Paid:
Interest paid	$	1		$	—
Income taxes paid	$	33		$	37
Supplemental cash flow disclosure — Non-cash:
Assets acquired under capital lease	$		—		$383
Accrued capital expenditures and tenant improvement allowance	$	70		$	21

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, other equity instruments, and other non-cash compensation. Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31
	2016	2015

GAAP net loss	$(4,265)	$(5,436)
Adjustments:
Interest (income) expense, net	(17)	—
Income tax provision	40	47
Depreciation and amortization expense	212	158
Stock-based compensation, other equity instruments, and other non-cash compensation expense	834	700
Non-GAAP net loss	$(3,196)	$(4,531)

GAAP net loss per share, basic and diluted	$(0.07)	$(0.09)
Adjustments:
Interest (income) expense, net	(0.00)	0.00
Income tax provision	0.00	0.00
Depreciation and amortization expense	0.00	0.00
Stock-based compensation, other equity instruments, and other non-cash compensation expense	0.01	0.01

Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.08)

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